HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.
EQUITY INCENTIVE PLAN
HASI MANAGEMENT HOLDCO LLC LTIP UNIT (CUMULATIVE D-EPS) AWARD AGREEMENT
2024 PERFORMANCE-BASED HOLDCO UNITS (the “Grant Units”)

Grantee:	%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
No. of Grant Units:	%%GRANT_USER_DEFINED_FIELD_3%-%
Date of Grant:	%%OPTION_DATE,'Month DD, YYYY'%-%
This LTIP Unit (Cumulative D-EPS) Award Agreement (this “Agreement”), dated as of the Date of Grant set forth above is made by and between HASI Management HoldCo LLC, a Delaware limited liability company (the “Company”), and the Grantee. Where the context permits, references to the Company shall include any successor to the Company.
1.Grant of Performance-Based HoldCo Units. The Company hereby grants to the Grantee the number of Grant Units set forth above subject to all of the terms and conditions of this Agreement, the Limited Liability Company Agreement of the Company (the "LLC Agreement") and the Limited Partnership Agreement of Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Partnership”) and to the terms of the Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan (as amended, the “Plan”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern. The Units granted hereunder are classified as Performance-Based HoldCo Units under the LLC Agreement.
2.Restrictions.
(a)The Grant Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (i) transfers to the Company, or (ii) transfers of Grant Units by will or the laws of descent and distribution. The Grant Units shall be fully vested and non-forfeitable as of the date hereof subject only to the requirements or restrictions otherwise contained in this Agreement.
(b)In the event the Grantee has a Termination of Service, the Grant Units shall become nonforfeitable as set forth in Exhibit A hereto.

(c)The Company, in its absolute discretion, shall determine the effects of all matters and questions relating to separations from service and all questions of whether particular leaves of absence constitute a separation from service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Board).
3.Allocations and Distributions. Notwithstanding anything in the LLC Agreement to the contrary, allocations and distributions shall be made in respect of the Grant Units during the Restricted Period in accordance with the LLC Agreement, unless otherwise determined by the Board in its reasonable discretion. Subject to the foregoing, it is intended that distributions will not be made before the Grant Units vest. It is intended that any distributions that would have been made in respect of the Units before they vested will be paid as soon as reasonably practicable after the relevant Units vest. The Grant Units do not include voting rights.
4.No Rights to Continuation of Employment or Service. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employ or service of the Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the "Parent Entity") thereof or shall interfere with or restrict the right of the Parent Entity or its shareholders (or of a subsidiary or its shareholders, as the case may be) to terminate the Grantee’s employment or service any time for any reason whatsoever, with or without cause. This Agreement shall not (a) form any part of any contract of employment or contract for services between the Parent Entity or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those contained in this Agreement) against the Parent Entity or any past or present Subsidiary thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Parent Entity or any past or present subsidiary thereof.
5.Restrictive Covenants. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company (for example, with respect to competition, solicitation, confidentiality, interference or disparagement) to which the Grantee is otherwise subject.
6.Tax Liability. The Grantee is responsible for all taxes and any tax-related penalties the Grantee incurs in connection with any award made in accordance with this Agreement.
7.Section 409A Compliance. Any award made in accordance with this Agreement is intended to be exempt from Section 409A and to be interpreted in a manner consistent therewith. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Company determines that the Grant Units are subject to Section 409A and fails to comply with the requirements of Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate the Agreement and/or to amend, restructure, terminate or replace the Grant Units in order to cause the Grant Units to either not be subject to Section 409A or to comply with the applicable provisions of such section. In no event shall the Company (or any employee or director thereof) have any liability to the Grantee or any other Person due to the failure of any award made in accordance with this Agreement to satisfy the requirements of Section 409A.
8.Governing Law; Choice of Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
9.Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees.
10.No Assignment. Subject to the second sentence of Section 2(a), neither this Agreement nor any rights granted herein shall be assignable by the Grantee other than (with respect to any rights that survive the Grantee’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Grant Units by any holder thereof in violation of the provisions of this Agreement will be valid, and the Company will not transfer any of said Grant Units on its books nor will any Grant Units be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Board. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
11.Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.
12.Representations and Warranties of the Grantee. The Grantee hereby represents and warrants to the Company that:
(a)The Grant Units are being acquired for the Grantee’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Act.

(b)The Grantee understands and acknowledges that the Grant Units offered pursuant to this Agreement have not been registered under the Act or any other securities laws and are not being offered for resale in transactions that do not require registration under the Act or any other securities laws and, therefore, the Grant Units will be characterized as “restricted securities” under the Act and such laws and may not be sold unless the Grant Units are subsequently registered under the Act and qualified under state law or unless an exemption from such registration and such qualification is available.
(c)The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Grantee’s prospective acquisition of the Grant Units, and/or has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors to do so, and has the ability to bear the economic risks of the Grantee’s prospective acquisition.
(d)The Grantee agrees that it has had access to such financial and other information concerning the Company and the Grant Units as it has deemed necessary in connection with acquisition of the Grant Units, including an opportunity to ask questions of and request information from the Company.
(e)The Board may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Board may, in good faith, (i) interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Board's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by a Board that is comprised of at least a majority of members who served on the Board before the Change in Control; and (ii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Board shall be final and binding upon all persons.
13.Limitation on the Grantee's Rights; Not a Trust. The Grant Units granted hereunder confer no rights or interests other than as herein provided.
14.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
15.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.
16.Entire Agreement. This Agreement contains the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of the Grant Units covered by this Agreement. The Grantee acknowledges that any summary of this Agreement provided by the Company is subject in its entirety to the terms of this Agreement. References herein to this Agreement include references to its Exhibits.
17.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section.
18.Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
19.Amendment. Except as otherwise provided in Section 7, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
20.Acknowledgements and Representations. The Grantee is aware that Grant Units may be of no practical value. The Grantee has read and understands the restrictions and limitations set forth in this Agreement, which are imposed on the Grant Units. The Grantee confirms that the Grantee has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this Agreement other than as expressly set out in this Agreement.
21.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Agreement by electronic means. The Grantee hereby consents to receive such documents by electronic delivery through an online or electronic system established and maintained by the Company or a third party designated by the Company.
22.The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the Grant Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit B. Grantee agrees to file the election within 30 days after the Grant Date with the Internal Revenue Service, to promptly provide a copy of such filed election to the Company, and to file a copy of such election with Grantee’s U.S. federal income tax return for the taxable year in which such Grant Units are awarded to Grantee.

The Grantee is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). If Grantee has previously done so, Grantee has duly executed and delivered to the Company an accredited investor questionnaire in the form attached as Exhibit C hereto indicating the basis for such representation. Grantee is capable of evaluating the merits and risks of the acquisition and ownership of the Grant Units and has obtained all information regarding the Partnership (and its applicable affiliates) and the Grant Units as Grantee deems appropriate, and has relied solely upon such information, and Grantee’s own knowledge, experience and investigation, and those of his, her or its advisors, and not upon any representations of the Partnership and/or the Company, in connection with his, her or its investment decision in acquiring the Grant Units. Grantee and his, her or its professional advisors have had an opportunity to conduct, and have so conducted if so desired, a due diligence investigation of the Partnership in connection with the decision to acquire the Grant Units and in such regard have done all things as Grantee and they have deemed appropriate and have had an opportunity to ask questions of and receive answers from the Partnership and the Company, and have done so, as they have deemed appropriate.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.
HASI Management HoldCo LLC

By
Name:    Jeffrey A. Lipson
Title:     Board Member
Signature Page to Performance Based Grant Agreement

EXHIBIT A

1.Subject to Section 2 below:

(a)Up to 100% of the Grant Units granted under this Agreement shall vest on the Vest Date set forth below based on the incremental three-year cumulative Distributable Earnings per share (D-EPS)1 of the Parent Entity achieved since its reported D-EPS for the year ending December 31, 2023, as set forth in the chart below. The amount will be linearly interpolated between these points.
Vest Date: %%VEST_DATE_PERIOD1,'Month DD, YYYY'%-%
(b)In the event that such calculations result in a total award which includes the vesting of a fractional unit amount, the fractional unit amount will be rounded to the nearest unit in determining the final value of the award due to Grantee.

D-EPS Metrics	None of the Relevant Grant Units	25% of the Relevant Grant Units	50% of the Relevant Grant Units	100% of the Relevant Grant Units
Cumulative D-EPS	<$6.69	$6.69	$7.38	$8.12

(c)For all Grant Units, the Parent Entity’s three-year cumulative D-EPS shall be based on the aggregate of the Company’s reported D-EPS for each of the fiscal years ending on 12/31/2024, 12/31/2025, and 12/31/2026, as reported by the Parent Entity on its Form 10-K for each such year.

2. (a)    Notwithstanding anything to the contrary in Section 1 above, and subject to clauses (b) and (c) below, in the event the Grantee has a Termination of Service for Cause or a Termination
1 For the purposes of this Agreement, “Distributable Earnings” shall mean earnings calculated using the methodology described in the Parent Entity’s Form 10-K for the year ending December 21, 2023. To the extent the Parent Entity changes the defined term used to describe the same methodology in subsequent filings, the use of “Distributable Earnings” in this Agreement shall refer to the value ascribed to such term.
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of Service by the Grantee for any reason other than his or her death, Disability or for Good Reason (as defined in the Grantee’s employment agreement, if applicable) prior to the Vest Date, then all Grant Units granted as part of this Award shall thereupon, and with no further action, be forfeited by the Grantee.

(b)In the event the Grantee has a Termination of Service on account of death or Disability or a Termination of Service by the Parent Entity and its subsidiaries for any reason other than for Cause or by the Grantee for Good Reason or as a result of the Parent Entity’s non-renewal of the Grantee’s employment agreement, 50% of the Grant Units granted hereunder shall vest and the remainder shall be forfeited.

(c)In the event of a Change in Control during the Restriction Period, the Grantee shall vest in the number of Grant Units determined in accordance with the provisions set forth in Section 1 above; provided, however, that the Cumulative D-EPS used will (1) be based on the aggregate of the Parent Entity’s D-EPS as reported on Form 10-Q for each of the quarters during the years ended 12/31/2024, 12/31/25, and 12/31/26, to the extent Forms 10-Q have been filed for these quarters, and (2) be calculated for the full measurement period contemplated assuming the average growth rate of the prior periods measured..

(d)Notwithstanding any other provision hereof, if the Grantee is a party to an effective employment agreement with the Parent Entity from time to time, then the applicable period of forfeiture shall also end if and as may be otherwise required by such employment agreement; and nothing herein shall limit any rights the Grantee may otherwise have under such employment agreement.

Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Parent Entity or in such other capacity as determined by the Board, and the termination of such successor service shall be treated as the applicable termination.

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EXHIBIT B
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income in the current year as compensation for services rendered, the fair market value of the property received in connection with his/her services in excess of the amount paid for the property and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address and taxpayer identification number of the undersigned are:
Name:        %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
(the “Taxpayer”)
Address:    %%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-% %%ADDRESS_LINE_3%-%
%%CITY_STATE_ZIPCODE%-%

Social Security /Taxpayer Identification No.: %%SOCIAL_SECURITY_NUMBER%-%
2.    Description of property with respect to which the election is being made:
The election is being made with respect to the number of Grant Units of HASI Management HoldCo LLC, a Delaware limited liability company (the "Company").
3.    The date on which the Grant Units were transferred is:
%%OPTION_DATE,'Month DD, YYYY'%-%.
4.    The taxable year to which this election relates is:
Calendar year %%GRANT_USER_DEFINED_FIELD_4%-%
5.    Nature of restrictions to which the Grant Units are subject:
(a)    Until the Grant Units vest, the Taxpayer may not transfer in any manner any portion of the Grant Units without the consent of the Company.
(b)    The Grant Units are subject to forfeiture on certain terminations of services.
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6.    The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Grant Units with respect to which this election is being made was $0 per Grant Unit.
7.    The amount paid by the Taxpayer for the Grant Units was $0 per Grant Unit.
8.    The amount to be included in gross income is $0.
9.    A copy of this statement has been furnished to the Company and to its Board.
The Taxpayer will file this election with the Internal Revenue Service office with which the Taxpayer files his or her annual income tax return no later than 30 days after the date of transfer of the property. Additionally, the Taxpayer will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The Taxpayer is the person performing the services in connection with which the property was transferred.

Dated: _________

_________________________________
Taxpayer:

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EXHIBIT C

ACCREDITED INVESTOR QUESTIONNAIRE

This Questionnaire is being provided as of the Date of Grant set forth below in accordance with the provisions of that certain “HASI Management Holdco LLC LTIP Unit Award Agreement Under the Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Plan.

Date of Grant:	%%OPTION_DATE,'Month DD, YYYY'%-%
The undersigned represents and warrants to the Company that it is an “accredited investor” within the meaning given to such term under Rule 501 of Regulation D under the Securities Act and has initialed the applicable statement below.
FOR INDIVIDUALS [Entities should complete the section below]
Please check the appropriate description which applies to you.
(a) ______    I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000. For purposes of this item question, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of securities for the purpose of investing in the Grant Units.
(b) _____    I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year.
(c) ______    I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.
(d) ______    I am a director, executive officer or general partner of the Partnership, or a director, executive officer or general partner of a general partner of the Partnership. (For purposes of this question, executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Partnership.)
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FOR ENTITIES
Please check the appropriate description which applies to you.
(a)______ A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.
(b)______ A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.
(c)______ An insurance company, as defined in Section 2(13) of the Securities Act.
(d)______ An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.
(e)______ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
(f)______ A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.
(g)______ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.
(h)______ A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
(i)______ A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Grant Units, and that has total assets in excess of $5 million.
(j)______ A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Grant Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
(k)______ An entity in which all of the equity owners are accredited investors and meet the criteria listed for individuals listed above in this Questionnaire.
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By:

Date:
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